                                                                       Exhibit 3

                              CUSTODIAN AGREEMENT
                              -------------------

     This Custodian Agreement ("Agreement"), effective March 4, 19985, made by and between Lincoln National Variable Annuity Fund A (hereinafter called "Fund"), and Bankers Trust Company, a New York banking corporation (hereinafter called "Custodian"), is made with reference to the following facts:

     A. Fund is engaged in the business of a mutual fund and desires to have Custodian act in the capacity of custodian for its investment securities.

     B. Custodian is willing to act in such capacity upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual agreements herein made, Fund and Custodian agree as follows:

     1. Definitions. The word "securities" as used herein includes stocks, bonds, debentures, notes, bankers' acceptances, certificates of deposit, evidences of indebtedness, evidences of interest, warrants, and other securities, irrespective of their form, the name by which they may be described, or the character or form of the entities by which they are issued or created, including without limitation, "put" and "call" options, repurchase agreements, and such other money market instruments in which Fund is authorized to invest.

     The words "officer's certificate" shall mean a request or direction or instruction (1) in writing signed in the name of Fund by the President, a Vice President, the Secretary, the Treasurer, an Assistant Secretary, or an Assistant Treasurer; or (2) transmitted electronically by an authorized person through Custodian's Cash Connector System; or (3) telephoned to Custodian by an authorized person, in which case Custodian will phone Fund after initial phone call, speak with another authorized person, and verify and confirm the instruction. In the instance of a telephone officer's certificate, Custodian shall act upon the oral instruction and Fund will send Custodian written or electronic confirmation of the instruction.

     The word "receipt" whenever used in this Agreement in connection with receipt of securities by Custodian shall mean receipt by Custodian of (1) securities in bearer form or in form for transfer satisfactory to Custodian; or
(2) written, telegraphic, or electronic advice from a Depository that securities have been credited to the account of Custodian at the Depository; or (3) written, telegraphic, or electronic advice from any branch of Custodian doing business in the United States and/or any foreign country that such securities have been deposited with it; or (4) in the case of repurchase agreements entered into between Fund and a bank, written, telegraphic, or electronic advice from such bank evidencing purchase by Fund of securities owned by such bank along with written, telegraphic, or electronic evidence of the agreement by such bank to purchase such securities from Fund; or (5) written, telegraphic, or electronic advice from any Sub-Custodian appointed pursuant to Section 11 that securities have been credited to the account of

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

Custodian or the Sub-Custodian.

     The word "receipt" whenever used in this Agreement in connection with receipt of payment of Custodian shall mean receipt by Custodian of (1) cash or check certified or issued by a bank (which term as used herein shall include a Federal Reserve Bank), trust company, member firm of a national securities exchange, or a Depository; or (2) written telegraphic, or electronic advice from a bank, trust company, registered clearing agency, or a Depository that funds have been or will be credited to the account of Custodian at one or more of the foregoing; or (3) payment other than the foregoing if specified in an officer's certificate covering the transaction in question.

     The word "Depository" as used herein shall mean any "system" or "person" contemplated by Section 17 (f) of the Investment Company Act of 1940 in which Custodian may, under that Section and any rules, regulations, or orders thereunder and under Section 16 of this Agreement, deposit all or part of the securities of Fund with the consent of Fund.

     2. Officers and Authorized Persons. Fund will furnish to Custodian from time to time, whenever any change occurs, a written officer's certificate setting forth the names and signatures of its officers and the names of its authorized persons. Custodian will compare these signatures with those on any written officer's certificate before acting upon the officer's certificate. An "authorized person" is a person duly appointed and authorized by a resolution of the Board of Managers of Fund to effect officer's certificates by transmitting electronic instructions through Custodian's Cash Connector System or by telephoning custodian with instructions. Fund will provide the authorization code of Custodian's Cash Connector System only to such authorized persons, and Custodian will not act upon an electronic instruction unless it has been transmitted using the proper authorization codes, e.g.: identification number(s) and passwords.

     3.  Receipt and Disbursement of Money.

          A. Custodian shall open and maintain a separate account or accounts in the name of Fund and shall hold in such account or accounts all cash received by it for the account of Fund. Custodian shall make and receive payments of cash for the account of Fund from and to such cash only (a) upon the purchase of securities for the portfolio of Fund and receipt of such securities by Custodian, (b) for payments in connection with sale, conversion, exchange, or surrender of securities owned by Fund, (c) for payment pursuant to a specified agreement for loaning Fund's securities, (d) subject to the provisions of
Section 7 of this Agreement, upon the exercise of a covered call option written by Fund for which Custodian or a Depository has executed an escrow receipt or depository receipt, or (e) for other proper corporate purposes.

          In making and receiving any such payment pursuant to clauses (a), (b),
(d), and (e) above, Custodian shall first receive an officer's certificate requesting that such payment be made. In receiving payments pursuant to clause
(c) above, Custodian shall act pursuant tot he parties' agreement contained in a Securities Loan Amendment to Custodian Agreement, as may be amended from time to time. Prior to any payment pursuant to clause (e) of this Subsection A, Custodian shall have received a written officer's certificate and a certified copy of a resolution of the Board of Managers of Fund, signed by an officer of Fund and certified by its Secretary or an Assistant Secretary, setting forth the purposes of such payment, declaring such purposes to be proper corporate purposes, and naming the person or persons to whom such payment is to be made.

          B. Custodian is hereby authorized to endorse an collect all checks, drafts, or other orders for the payment of money received by Custodian for the account of Fund.

     4. Receipt of Securities. Custodian agrees that book entry or Depository-eligible securities will be held in Custodian's account at the Federal Reserve Bank or a Depository, as appropriate, and agrees to receive and hold in a separate account all other securities delivered to it by or for the account of Fund. All such securities are to be held or disposed of subject at all times to the instructions of Fund pursuant to the terms of this Agreement. Custodian shall have no power or authority to assign, hypothecate, pledge, or otherwise dispose of any such securities and investment, except pursuant to the directive of Fund and only for the account of Fund as set out in Section 5 of this Agreement.

     5. Transfer, Exchange, or Delivery of Securities. Custodian shall have sole power to release or deliver any securities of Fund held by it pursuant to this Agreement. Custodian agrees to cause the transfer, exchange, or delivery of securities held by it hereunder only (a) upon sale of such securities for the account of Fund and receipt of Custodian of payment thereof, (b) when securities are called, redeemed, retired, or otherwise become payable, (c) for examination by any broker selling any such securities in accordance with "street delivery" custom, (d) in exchange for or upon conversion into other securities alone or other securities and cash whether pursuant to any plan or merger, consolidation, reorganization, or readjustment, or otherwise, (e) upon conversion of such securities pursuant to their terms into other securities, (f) upon exercise of subscription, purchase, or other similar rights represented by such securities,
(g) for the purpose of exchanging interim receipts or temporary securities for definitive securities, (h) for the purpose of redeeming in kind shares of capital stock of Fund, (i) for the purpose of loaning Fund's securities against receipt by Custodian of collateral therefor, (j) upon deposit of securities of Fund in a Depository, (k) subject to the provisions of Section 7 of this Agreement, upon the exercise of a covered call option written by Fund for which Custodian or a Depository has executed an escrow receipt or depository receipt,
(1) to a party without receipt by Custodian of payment thereof upon written instruction of Fund (which shall be referred to as "free deliver"); of (m) for other corporate purposes. As to any deliveries made by Custodian pursuant to items (b), (d), (e), (f), and (g), securities or cash receivable in exchange therefor shall be deliverable to Custodian.

     In making such transfer, exchange, or delivery pursuant to clauses (a),
(d), (f), (h), (k), (l), or (m) above, Custodian shall first receive an officer's certificate requesting such transfer, exchange, or delivery. In making any transfer, exchange or delivery pursuant to clause (i) above,

Custodian shall act pursuant to the parties' agreement contained in a Securities Loan Amendment to Custodian Agreement, as may be amended from time to time. Prior to any transfer, exchange, or delivery pursuant to clause (1) above, Custodian shall have received a written officer's certificate. Prior to any transfer, exchange, or delivery pursuant to clause (m) above, Custodian shall have received a written officer's certificate and a certified copy of a resolution of the Board of Managers of Fund, signed by an officer of Fund and certified by its Secretary or Assistant Secretary, specifying and the securities to be delivered, setting forth the purposes for which such delivery is to be made, declaring such purposes to be proper corporate purposes, and naming the person or persons to whom delivery of such securities shall be made.

     6. Custodian's Acts Without Instructions. Unless and until Custodian receives an officer's certificate to the contrary, Custodian shall (a) present for payment all coupons and other income items held by it for the account of Fund which call for payment upon presentation, and hld the cash received by it upon such payment for the account of Fund, (b) collect interest and cash dividends received, and other income of any kind, with notice to Fund, for the account of Fund, (c) hold for the account of Fund hereunder all stock dividends, rights, and similar securities issued with respect to any securities held by it hereunder, (d) execute as agent on behalf of Fund all necessary ownership certificates required by the Internal Revenue Code of the Income Tax Regulations of the United States Treasury Department now or hereafter in effect, inserting Fund's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so, and (e) make transfers, exchanges, or deliveries pursuant to clauses (b), (c), (e), (g), and (j) of Section 5.

     7. Escrow Receipts. Upon receipt of an officer's certificate so requesting, Custodian will execute, or cause a Depository to execute, an escrow receipt or depository receipt relating to a covered call option written by Fund and will deliver such escrow receipt or depository receipt against payment of the premium therefor. Such officer's certificate shall contain all information necessary for the issuance of such receipt and will authorize the deposit of the securities or cash, as the case may be, specified therein into the custody account of Fund. Securities or cash so deposited into the custody account will be held by Custodian or a Depository subject to the terms of such escrow receipt or deposit receipt. However, Custodian agrees that it will not deliver, or cause a Depository to deliver, any securities or cash deposited in the custody account pursuant to an exercise notice unless (a) Custodian has received an officer's certificate to do so; or (b) (i) Custodian has duly requested the issuance of such an officer's certificate, (ii) at least two business days have elapsed since the receipt by the Fund of such request, and (iii) in the case of exercise of a covered call option, Fund has not advised Custodian that it has purchased securities that are to be delivered by Custodian or a Depository pursuant to the exercise notice, or in the case of exercise of a put option, Fund has not advised Custodian that it has arranged for the escrow account.
Fund agrees that it will not issue any officer's certificate which shall conflict with the terms of an escrow receipt or deposit receipt executed by Custodian or any Depository in relation to Fund and which is then in effect.

     The parties agree that Custodian need not maintain any written evidence of any covered call option or put option written by Fund as part of its duties under this Agreement. The parties also agree that fund may write calls on securities which may be received upon conversion from convertible securities which are owned by Fund and issue officer's certificates to Custodian to execute, or cause a Depository to execute, an escrow receipt or deposit receipt on the securities to be received upon conversion which are, or are to be, owned by Fund. In such event, the parties agree that any officer's certificate as to the execution of the escrow receipt will relate only to the securities to be received upon conversion, but that any officer's certificate as to the delivery and conversion of such securities will relate only to the convertible securities.

     8. Registration of Securities. Custodian shall register all securities, except such as are in bearer form or held by a Depository (except as otherwise directed by an officer's certificate), in the name of a registered nominee of Custodian as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder or in any provisions of any subsequent federal tax law exempting such transaction from liability for stock transfer taxes, and shall execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state. Fund shall from time to time furnish to Custodian appropriate instruments to enable Custodian to hold or deliver in proper form for transfer or to register in the name of its registered nominee, any securities which it may hold for the account of Fund and which may from time to time be registered in the name of Fund.

     9. Voting and Other Actions. Without further instructions or authorization from Fund, Custodian shall deliver promptly to Fund all forms of proxies, proxy statement, authorizations, notices, and stockholder reports which Custodian may receive with respect to the securities of Fund. In the event the securities to which any such proxies or other authorizations relate shall be registered in the name of Custodian or its nominee, such proxies or other authorizations when so delivered to Fund shall be duly executed in blank by Custodian or its said nominee, as the case may be.

     10. Transfer Taxes and Other Disbursements. Fund shall pay or reimburse Custodian from time to time for any transfer taxes payable upon transfers of securities made hereunder, and for all other necessary and proper disbursements and expenses made or incurred by Custodian in the Performance of this Agreement.

     Custodian shall execute and deliver any certificate in connection with securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any state, to exempt from taxation any exempt transfers or deliveries of any such securities.

     11.  Custodian's Liability; Appointment of Agents; Sub-Custodians.

          A. Upon receipt of property deposited with Custodian for custody and upon the debit or credit of Fund's account by Custodian, or, in the instance of free delivery or free receipt, upon issue of Custodian's non-negotiable advice of receipt of property deposited, Custodian assumes full responsibility for the safekeeping of such property while in Custodian's actual possession. In the event that property is deposited with the Federal Reserve/Treasury Book Entry System (the "System") or the Depository Trust Company ("DTC") or with any other Depository pursuant to
Section 16 of this Agreement, then, and in such event, the possession of the System, DTC or other Depository shall be deemed to be the Custodian's actual possession,

     Custodian shall be responsible for losses of or damage to the property under its care, custody, possession, or control, or under the care, custody, possession, or control of its nominee or agent, including but not limited to losses due to fire, burglary, robbery, theft, or mysterious disappearance. In the event of loss of or damage to property under the care, custody, possession, or control of Custodian or its nominee or agent, Custodian shall, upon demand by Fund, promptly replace such securities with like kind and quality together with all rights and privileges pertaining to such property, or if acceptable to Fund, deliver cash equal to the then fair market value of the property. Under no circumstance, however, shall Custodian be liable for consequential damages under this Agreement nor for causes beyond its control, which causes shall be war, insurrection, hurricane, cyclone, tornado, earthquake, volcanic eruption, nuclear fission, fusion or radioactivity.

          B. Custodian may appoint (and at any time remove) any other bank, trust company, or responsible commercial agent as its agent to carry out such of the provisions of this Agreement as Custodian may from time to time direct and, in accordance with proper instructions from Fund, may employ one or more Sub-Custodians. The appointment of any such agent or Sub-Custodian shall not relieve Custodian of any of its responsibilities under this Agreement.

          C. Custodian shall have no liability or responsibility for the genuineness of any securities deposited with it or ownership by Fund.

     12. Reports. Custodian shall advise Fund with respect to transactions for the account of Fund and shall report as to the composition of Fund's assets at such times as Fund shall reasonably request. The books and records of Custodian pertaining to its actions under this Agreement and the securities and other investments held by Custodian under this Agreement shall be open to inspection and audit at reasonable times by Fund's officers and auditors.

     13. Custodian's Compensation. Custodian shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon between the two parties.

     14. Termination or Assignment of Agreement. This Agreement may be terminated by Fund on thirty days' notice or by Custodian on sixty days' notice given in writing and sent by registered mail to Custodian at Custody Services, Bankers Trust Company, P.O. Box 318, Church Street Station, New York, New York 10015, or to Fund at 1300 South Clinton Street, Fort Wayne, Indiana 46802.

     Upon termination of this Agreement, or in the event a successor to Custodian shall be selected or appointed pursuant to Section 15A hereof, Custodian shall make delivery or payment of cash or securities held by it hereunder whether or not full payment shall have been made by Fund of all liabilities7 constituting a charge on or against the cash and securities then held by Custodian or on or against Custodian, and whether or not full payment shall have been made to Custodian of all its fees, compensation, costs, and expenses, or whether Custodian shall have been furnished with security and indemnity satisfactory to it against any liability, obligation, fees, compensation, cost or expense in connection with this Agreement (to the extent Custodian is entitled thereto under Section 11 hereof) or on account of any action taken or omitted by Fund or its officers or directors hereunder. Notwithstanding the provisions of the foregoing sentence, nothing herein shall be deemed to relieve Fund of its obligation to pay such liabilities constituting such a charge or such fees, compensation, costs, and expenses, or to furnish such security to which Custodian is entitled to be indemnified under Section 11 hereof. Nothing in this Agreement shall be construed to allow Custodian to set-off any of its fees, charges, or other claims against any securities or cash held by it as custodian hereunder.

     This Agreement may not be assigned by Custodian without the consent of Fund, authorized or approved by a resolution of its Board of Managers.

     15.  Successors.

          A. Upon termination of this Agreement, or in the event that Custodian shall be dissolved, or otherwise shall become incapable of acting, or in the event that control of Custodian or its offices shall be taken over by any public officer or officers,

     (i) Fund, by an officer's certificate furnished to Custodian, may designate a successor, to whom Custodian shall thereupon deliver all cash and securities of Fund held by it, by a Sub-Custodian, or held in its name by a Depository, or

     (ii) Fund may, by furnishing to Custodian an officer's certificate and a certified copy of a resolution of the Board of Managers of Fund authorizing that Fund may function without a qualified bank or trust company to hold its cash and securities, request delivery of all cash and securities to it, by a Sub-Custodian or held in its name by a Depository to Fund, or

     (iii) in the absence of any officer's certificate pursuant to (i) or (ii) within a period of sixty days after such termination, dissolution, incapacity, or taking over, Custodian may deliver any cash and securities of Fund held by it, by a Sub-Custodian or held in its name by a Depository to a bank or trust company in the City of New York, having a capital surplus and undivided profits aggregating not less than $5,000,000 selected by it, such cash and securities to be held subject to the same terms as these set forth in this Agreement.

               Any successor appointed by Fund or selected by Custodian may, within 1 year after such appointment, be replaced by the holders of not less than majority of the shares of the capital stock of Fund at the time outstanding, and upon acceptance of such appointment by the successor custodian and notice thereof to the retiring Custodian, the successor Custodian without further act or deed shall become Custodian hereunder, and the retiring Custodian shall deliver all cash, securities and records held by it to such successor.

          B. Any bank or trust company into which Custodian or any successor hereunder may be merged or converted, or with which it or its successors may be consolidated, or any bank or trust company resulting from any merger, conversion or consolidation to which Custodian or any successor shall be a party, or any bank or trust company succeeding to the business of Custodian or any successor, shall be substituted as successor under this Agreement and any amendments hereof without the execution of any instruments or any further act on the part of Fund or any successor, provided such bank or trust company be a national banking association or trust company or banking corporation organized under the laws of the United States or of any state thereof and have a capital surplus and undivided profits aggregating not less than $5,000,000.

          C. Any successor resulting from the provisions of Subsections A or B above shall be vested with all powers, duties and obligations of its predecessor under this Agreement and any amendments thereof, and shall succeed to all exemptions and privileges of its predecessor under this Agreement and any amendments thereof.

     16. Depositories. The parties agree that, as of the date of this Agreement, the Depositories to the use of which both parties have consented are Federal Reserve/Treasury Book Entry System (the "System") and the Depository Trust Company ("DTC:), the use of which is subject to the terms and conditions of this Section 16. Other Depositories may be used under this Agreement if both parties consent in writing to the use thereof and if such Depository has been approved by the Department of Insurance of the State of Indiana; any such use shall be subject to the terms and conditions of this Section 16 applicable to the System and DTC except to the extent, if any, to which such terms and conditions were changed, as to any Depository or Depositories other than the System and DTC, in any such consent or consents.

     The terms of the use of the System, DTC, and any other Depository under this Agreement shall be governed by the terms and conditions of Rule 17f-4 under the Investment Company Act of 1940, to which terms and conditions shall supersede any conflicting provisions of this Agreement. The Board of Managers of Fund has approved the use of the System and DTC.

     If and to the extent that the System and/or DTC permits the withdrawal of a security from the System and/or DTC in certificate form and Fund requires a certificate for making a loan or otherwise, Custodian shall take all necessary and appropriate action to obtain such certificate upon receipt of an officer's certificate requesting the same.

     17. Miscellaneous. Custodian agrees to cooperate with Fund (i) in providing the information necessary for the preparation of routine reports to holders of shares of Fund, to the Securities and Exchange Commission, including Forms N-1R and N-1Q, to State "Blue Sky" authorities and to others, (ii) in connection with audits of the accounts of Fund, and (iii) in connection with other similar matters requiring access to the securities held by custodian hereunder and the records maintained by Custodian with respect thereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers.


ATTEST:                              LINCOLN NATIONAL VARIABLE ANNUITY
                                     FUND A



  /S/ MARILYN A. VACHON              By   /S/ MAX ROESLER
 -----------------------------         ----------------------------
        Secretary                            Max A. Roesler
                                             Vice President and Treasurer


ATTEST:                              BANKERS TRUST COMPANY



---------------------------          By /S/ W. MOSS BROWN
                                       -----------------------------------

                                     Name  W. MOSS BROWN
                                         ---------------------------------

                                     Title  VICE PRESIDENT
                                          --------------------------------

                                     Name  /S/ MARK A. BACH
                                         ---------------------------------

                                     Title  Assistant Vice President
                                          --------------------------------

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